Exhibit II : Mine Reserves Test



GUNDLACH INDUSTRIAL

14216 30th Avenue SE

Mill Creek, WA 98012-5002

(425) 316-0996



November 4, 1997



Bobby Harvey

Elmore Sand & Gravel, Inc.

P0 Box 558

Elmore, AL 36025    Fax: (334) 285-1808



Re: State Leased Lard Area North of Speigner Lake

    Sand and Gravel Analysis & Expected Mining Life



Project:  Elmore Sand & Gravel, Inc.

          Elmore, Alabama



Dear Bobby:



The following pages summarize the tests and estimates of your expected mining life on the remaining, un-mined State of Alabama land to the west and north of

Speigner lake, including the lake itself.



Based on the new plant production capacity of 600 TPH (tons per hour), I estimate a mining life of:



13.75 years -  for the land area of approximately 615 acres

 9.5  years -  for Lake Speigner, of approximately 427 acres



Not attached to this report, but in addition to the above mining life are:



 7.7  years - for the remaining State lease south of the lake;
approximately                 350 acres

  .4 years - for the new Scott property lease across the railroad tracks; 20 acres

 3.9  years - for the possible new Skinner lease in Deatsville;
160 acres



This total land committed in mining leases could produce gravel and sand for at least the next 35.26 years at the new production rate of 1.2 million tons per year.



The attached reports also identify:     Gravel and water depths

                                        Color of the rock

                                        Percentage of gravel VS
sand

                                        Fe (iron) content of the
sample taken.



Hopefully, this information will serve useful in selecting which area to mine next, estimating how much gravel is expected in each area, and the expected quality of the gravel.



Thank you for the opportunity to be of service.



Sincerely



"John Gundlach"



John Gundlach



cc: Southern Ventures, Inc.



Calculated State Land Lease Area & Estimated Sand & Gravel Pit
Life

Expectancy



              State of Alabama Leased Land

Hole #  Area Represented          Estimated       Estimated

        Sq. Ft.    Acres          Tons S&G        Pit Life Yrs



1        900,000    20.66           918,000       0.77

2        975,000    22.38           596,700       0.50

3        900,000    20.66           550,800       0.46

4      1,008,000    23.14           514,080       0.43

5      2,497.500    57.33         1,910,588       1.59

6      2,520,000    57.85         2,570,400       2.14

7      3,060,000    70.25         2,184,840       1.82

8      3,330,000    76.45         2,377,620       1.98

9      3.330,000    76.45           339,660       0.28

10     6,640,000   152.43         4,063,680       3.39

12       405,000     9.30           227,205       0.19

13       360,000     8.26           257,040       0.21

Lake  18,630,000   427.69        11,401,560       9.50

Roads    864,000    19.83               -           -



-----------------------------------------------------------------



12    45,419,500  1,042.69       27,912,173      23.26





                   Rodger's (Adjacent) Property

For informational purposes only. Tested to see if sufficient gravel for possible lease.



Rodger's (Adjacent) Property

Hole #  Area Represented

        Sq. Ft.    Acres



11     613,744      14.09

14     310,219       7.12

15     262,444       6.02

16     531,895      12.21

17     640,800      14.71

--------------------------------------------



5    2,359,102    54.16





                          Other Leased Property



Hole #         Area Represented            Estimated
Estimated

               Sq. Ft.      Acres          Tons S&G         Pit
Life Yrs



So. Lake       15,246,000   350.00       9,330,552          7.70

Scott RR          871,200    20.00         522,067          0.40

Skinner         4,194,828    96.30         786,530          3.90

-----------------------------------------------------------------

Other          20,312,028   466.00      10,639,149         12.00

-----------------------------------------------------------------

Total          65,731,528 1,509.00      38,551,321         35.26



Tonnage based on "oversized" gravel output only.

                           ROCK PRODUCT DEPTH ANALYSIS



CRVT = Calculated Vein Thickness (ft.)



         Test Hole #1                            Test Hole #2



Material              Depth (ft.)       Material
Depth (ft.)



Overburden             0' to -10'       Overburden
0' to -13.5'

Rock                -10' to -25'(+)     Rock
-10' to -21'(+)



Water (?)                @-18'          Water (?)
 @-17.5'

Color                     3M            Color
   2BW



CRVT (ft.)                20            CRVT (ft.)
    12

Area (ft2)              900,000         Area (ft2)
  975,000



Total Mining Tons       918,000         Total Mining Tons
 596,700



Est'd Pit Life (wks)     38.25          Est'd Pit Life (wks)
  24.86

Est'd Pit Life (yrs)      0.77          Est'd Pit Life (yrs)
   0.50



Est'd Tons of Gravel    449,820         Est'd Tons of Gravel
 280,449

Est'd Tons of Sand      468,180         Est'd Tons of Sand
 468,180



% Fe                    1.670%          % Fe
  0.605%



Agg. Size            % of Retained      Agg. Size              %
of Retained



Oversize                   3%           Oversize
    7%

3/4"                      11%           3/4"
   14%

1/2"                      26%           1/2"
   25%

#4                        49%           #4
   47%

Sand                      51%           Sand
   53%



Notes:



1. Holes were dug by an bucket excavator, random pit run samples taken from the middle of the CRV.

2. Water was noticed at depth identified, started seeping into the dug test hole.  It is assumed that water will fill upto that level.

3. The rock chemical analysis was performed by Globe
Metallurgical, Inc; Selma,

   AL.

4. Due to the limits of the backhoe digging depth, an extra 5 ft. of estimated rock bed depth was added to the actual measurement for calculating the estimated gravel life only. (if rock was at the bottom of the hole)

5. Agregate size sampling was performed by Elmore Sand & Gravel lab technician.

6. Used 102 lb/ft3 density for pit run material.

7. Estimated pit life based on 600 TPH production, 40 hours per week, 50 weeks per year.

8. Estimated tons of sand (or) gravel based on sample percentage.

9. Color codes: 1B (brown) 2BW (brown-white) 3M (mixed) 5W
(white)



                         ROCK PRODUCT DEPTH ANALYSIS



CRVT = Calculated Vein Thickness (ft.)



         Test Hole #3                             Test Hole #4



Material              Depth (ft.)       Material
Depth (ft.)



Overburden            0' to -13.0'      Overburden
0' to -20'

Rock                 -13' to -20.5'     Rock
-20' to -25'(+)



Water (?)               @-12.5'         Water (?)
   none

Color                     4WB           Color
    3M



CRVT (ft.)                 12           CRVT (ft.)
    10

Area (ft2)               900,000         Area (ft2)
 1,008,000



Total Mining Tons       550,800         Total Mining Tons
  514,080



Est'd Pit Life (wks)     22.95          Est'd Pit Life (wks)
   21.42

Est'd Pit Life (yrs)      0.46          Est'd Pit Life (yrs)
    0.43



Est'd Tons of Gravel    319,464         Est'd Tons of Gravel
  190,210

Est'd Tons of Sand      231,336         Est'd Tons of Sand
  323,870



% Fe                     0.280%         % Fe
  0.698%



Agg. Size            % of Retained      Agg. Size              %
of Retained



Oversize                  10%           Oversize
    11%

3/4"                      20%           3/4"
    15%

1/2"                      35%           1/2"
    23%

#4                        58%           #4
    37%

Sand                      42%           Sand
    63%



Notes:



1. Holes were dug by an bucket excavator, random pit run samples taken from the middle of the CRV.

2. Water was noticed at depth identified, started seeping into the dug test hole.  It is assumed that water will fill upto that level.

3. The rock chemical analysis was performed by Globe
Metallurgical, Inc; Selma,

   AL.

4. Due to the limits of the backhoe digging depth, an extra 5 ft. of estimated rock bed depth was added to the actual measurement for calculating the estimated gravel life only. (if rock was at the bottom of the hole)

5. Agregate size sampling was performed by Elmore Sand & Gravel lab technician.

6. Used 102 lb/ft3 density for pit run material.

7. Estimated pit life based on 600 TPH production, 40 hours per week, 50 weeks per year.

8. Estimated tons of sand (or) gravel based on sample percentage.

9. Color codes: 1B (brown) 2BW (brown-white) 3M (mixed) 5W
(white)



ROCK PRODUCT DEPTH ANALYSIS



CRVT = Calculated Vein Thickness (ft.)



         Test Hole #5                             Test Hole #6



Material              Depth (ft.)       Material
Depth (ft.)



Overburden             0' to -6'        Overburden
 0' to -5'

Rock                 -6' to -10'(+)     Rock
-5' to -20'(+)



Water (?)                 none          Water (?)
   @-7'

Color                      5W           Color
    3M



CRVT (ft.)                 15           CRVT (ft.)
    20

Area (ft2)              2,497,500       Area (ft2)
 2,520,000



Total Mining Tons      1,910,588        Total Mining Tons
 2,570,400



Est'd Pit Life (wks)     79.61          Est'd Pit Life (wks)
  107.10

Est'd Pit Life (yrs)      1.59          Est'd Pit Life (yrs)
    2.14



Est'd Tons of Gravel   1,089,035        Est'd Tons of Gravel
 1,362,312

Est'd Tons of Sand      821,553         Est'd Tons of Sand
 1,208,088



% Fe                    0.116%          % Fe
  0.055%



Agg. Size            % of Retained      Agg. Size              %
of Retained



Oversize                  14%           Oversize
     9%

3/4"                      23%           3/4"
    18%

1/2"                      36%           1/2"
    31%

#4                        57%           #4
    53%

Sand                      43%           Sand
    47%



Notes:



1. Holes were dug by an bucket excavator, random pit run samples taken from the middle of the CRV.

2. Water was noticed at depth identified, started seeping into the dug test hole.  It is assumed that water will fill upto that level.

3. The rock chemical analysis was performed by Globe
Metallurgical, Inc; Selma,

   AL.

4. Due to the limits of the backhoe digging depth, an extra 5 ft. of estimated rock bed depth was added to the actual measurement for calculating the estimated gravel life only. (if rock was at the bottom of the hole)

5. Agregate size sampling was performed by Elmore Sand & Gravel lab technician.

6. Used 102 lb/ft3 density for pit run material.

7. Estimated pit life based on 600 TPH production, 40 hours per week, 50 weeks per year.

8. Estimated tons of sand (or) gravel based on sample percentage.

9. Color codes: 1B (brown) 2BW (brown-white) 3M (mixed) 5W
(white)



                         ROCK PRODUCT DEPTH ANALYSIS



CRVT = Calculated Vein Thickness (ft.)



         Test Hole #7                             Test Hole #8



Material              Depth (ft.)       Material
Depth (ft.)



Overburden             0' to -12'       Overburden
 0' to -6'

Rock                -12' to -21'(+)     Rock
-6' to -15'(+)



Water (?)                @-12'          Water (?)
   @-10'

Color                      5W           Color
    4WB



CRVT (ft.)                 14           CRVT (ft.)
    14

Area (ft2)              3,060,000       Area (ft2)
 3,330,000



Total Mining Tons      2,184,840        Total Mining Tons
 2,377,620



Est'd Pit Life (wks)    91.035          Est'd Pit Life (wks)
   99.07

Est'd Pit Life (yrs)     1.82           Est'd Pit Life (yrs)
    1.98



Est'd Tons of Gravel   1,048,723        Est'd Tons of Gravel
 1,260,139

Est'd Tons of Sand     1,136,117        Est'd Tons of Sand
 1,117,481



% Fe                    0.030%          % Fe
  0.208%



Agg. Size            % of Retained      Agg. Size              %
of Retained



Oversize                   9%           Oversize
    10%

3/4"                      14%           3/4"
    18%

1/2"                      25%           1/2"
    30%

#4                        48%           #4
    53%

Sand                      52%           Sand
    47%



Notes:



1. Holes were dug by an bucket excavator, random pit run samples taken from the middle of the CRV.

2. Water was noticed at depth identified, started seeping into the dug test hole.  It is assumed that water will fill upto that level.

3. The rock chemical analysis was performed by Globe
Metallurgical, Inc. Selma,

   AL.

4. Due to the limits of the backhoe digging depth, an extra 5 ft. of estimated rock bed depth was added to the actual measurement for calculating the estimated gravel life only. (if rock was at the bottom of the hole)

5. Agregate size sampling was performed by Elmore Sand & Gravel lab technician.

6. Used 102 lb/ft3 density for pit run material.

7. Estimated pit life based on 600 TPH production, 40 hours per week, 50 weeks per year.

8. Estimated tons of sand (or) gravel based on sample percentage.

9. Color codes: 1B (brown) 2BW (brown-white) 3M (mixed) 5W
(white)



 ROCK PRODUCT DEPTH ANALYSIS



CRVT = Calculated Vein Thickness (ft.)



         Test Hole #9                             Test Hole #10



Material              Depth (ft.)       Material
Depth (ft.)





Overburden             0' to -8'        Overburden
0' to -14.5'

Rock                  -8' to -10'       Rock
-14.5' to -21'(+)



Water (?)                 none          Water (?)
  @-14.5'

Color                     2BW           Color
    3M



CRVT (ft.)                 2            CRVT (ft.)
    12

Area (ft2)              3,330,000       Area (ft2)
  6,640,000



Total Mining Tons       339,660         Total Mining Tons
 4,063,680



Est'd Pit Life (wks)     14.15          Est'd Pit Life (wks)
  169.32

Est'd Pit Life (yrs)      0.28          Est'd Pit Life (yrs)
    3.39



Est'd Tons of Gravel    163,037         Est'd Tons of Gravel
 2,641,392

Est'd Tons of Sand      176,623         Est'd Tons of Sand
 1,422,288



% Fe                    0.405%          % Fe
  0.419%



Agg. Size            % of Retained      Agg. Size              %
of Retained



Oversize                   6%           Oversize
    16%

3/4"                      18%           3/4"
    28%

1/2"                      30%           1/2"
    45%

#4                        48%           #4
    65%

Sand                      52%           Sand
    35%



Notes:



1. Holes were dug by an bucket excavator, random pit run samples taken from the middle of the CRV.

2. Water was noticed at depth identified, started seeping into the dug test hole.  It is assumed that water will fill upto that level.

3. The rock chemical analysis was performed by Globe
Metallurgical, Inc. Selma,

   AL.

4. Due to the limits of the backhoe digging depth, an extra 5 ft. of estimated rock bed depth was added to the actual measurement for calculating the estimated gravel life only. (if rock was at the bottom of the hole)

5. Agregate size sampling was performed by Elmore Sand & Gravel lab technician.

6. Used 102 lb/ft3 density for pit run material.

7. Estimated pit life based on 600 TPH production, 40 hours per week, 50 weeks per year.

8. Estimated tons of sand (or) gravel based on sample percentage.

9. Color codes: 1B (brown) 2BW (brown-white) 3M (mixed) 5W
(white)



                         ROCK PRODUCT DEPTH ANALYSIS



CRVT = Calculated Vein Thickness (ft.)



         Test Hole #12                             Test Hole #13



Material              Depth (ft.)       Material
Depth (ft.)



Overburden            0' to -3.5'       Overburden
 0' to -6'

Rock                -3.5' to -13'(+)    Rock
-6' to -15'



Water (?)               @-3.5'          Water (?)
   @-6'

Color                     3M            Color
   2BW



CRVT (ft.)                11            CRVT (ft.)
    14

Area (ft2)              405,000         Area (ft2)
   360,000



Total Mining Tons       227,000         Total Mining Tons
  257,040



Est'd Pit Life (wks)      9.47          Est'd Pit Life (wks)
   10.71

Est'd Pit Life (yrs)      0.19          Est'd Pit Life (yrs)
   0.21



Est'd Tons of Gravel    140,867         Est'd Tons of Gravel
  128,520

Est'd Tons of Sand       86,338         Est'd Tons of Sand
  128,520



% Fe                      N/A           % Fe
    N/A



Agg. Size            % of Retained      Agg. Size
% of Retained



Oversize                  16%           Oversize
    17%

3/4"                      29%           3/4"
    25%

1/2"                      43%           1/2"
    36%

#4                        62%           #4
    50%

Sand                      38%           Sand
    50%



Notes:



1. Holes were dug by an bucket excavator, random pit run samples taken from the middle of the CRV.

2. Water was noticed at depth identified, started seeping into the dug test hole.  It is assumed that water will fill upto that level.

3. The rock chemical analysis was performed by Globe
Metallurgical, Inc; Selma,

   AL.

4. Due to the limits of the backhoe digging depth, an extra 5 ft. of estimated rock bed depth was added to the actual measurement for calculating the estimated gravel life only. (if rock was at the bottom of the hole)

5. Agregate size sampling was performed by Elmore Sand & Gravel lab technician.

6. Used 102 lb/ft3 density for pit run material.

7. Estimated pit life based on 600 TPH production, 40 hours per week, 50 weeks per year.

8. Estimated tons of sand (or) gravel based on sample percentage.

9. Color codes: 1B (brown) 2BW (brown-white) 3M (mixed) 5W
(white)



                         ROCK PRODUCT DEPTH ANALYSIS



CRVT = Calculated Vein Thickness (ft.)



         Test Hole # Lake                          Test Hole #1



Material              Depth (ft.)       Material
Depth (ft.)



Overburden                N/A           Overburden
 0' to -4'

Rock                      N/A           Rock
-4' to -13'(+)



Water (?)                 @ 0'          Water (?)
   @-5'

Color                     N/A           Color
    3M



CRVT (ft.)                 12           CRVT (ft.)
    14

Area (ft2)             18,630,000       Area (ft2)
  613,744



Total Mining Tons      11,401,560       Total Mining Tons
  438,213



Est'd Pit Life (wks)    475.065         Est'd Pit Life (wks)
  18.26

Est'd Pit Life (yrs)      9.5           Est'd Pit Life (yrs)
   0.37



Est'd Tons of Gravel   5,700,780        Est'd Tons of Gravel
  148,992

Est'd Tons of Sand     5,700,780        Est'd Tons of Sand
  289,221



% Fe                      N/A           % Fe
   N/A



Agg. Size            % of Retained      Agg. Size
% of Retained



Oversize                  N/A           Oversize
    11%

3/4"                      N/A           3/4"
    16%

1/2"                      N/A           1/2"
    24%

#4                        50%           #4
    34%

Sand                      50%           Sand
    66%



Notes:



1. Holes were dug by an bucket excavator, random pit run samples taken from the middle of the CRV.

2. Water was noticed at depth identified, started seeping into the dug test hole.  It is assumed that water will fill upto that level.

3. Test holes #11 and #17 are not located on State leased property. Information is for rock quantity analysis of adjacent owner's property only.

4. Due to the limits of the backhoe digging depth, an extra 5 ft. of estimated rock bed depth was added to the actual measurement for calculating the estimated gravel life only. (if rock was at the bottom of the hole)

5. Agregate size sampling was performed by Elmore Sand & Gravel lab technician.

6. Used 102 lb/ft3 density for pit run material.

7. Estimated pit life based on 600 TPH production, 40 hours per week, 50 weeks per year.

8. Estimated tons of sand (or) gravel based on sample percentage.

9. Color codes: 1B (brown) 2BW (brown-white) 3M (mixed) 5W
(white)



                           ROCK PRODUCT DEPTH ANALYSIS



CRVT = Calculated Vein Thickness (ft.)



         Test Hole #7



Material              Depth (ft.)



Overburden             0' to -3'

Rock                  -3' to -8'



Water (?)                none

Color                    2BW



CRVT (ft.)                5

Area (ft2)              640,800



Total Mining Tons       163,404



Est'd Pit Life (wks)      6.81

Est'd Pit Life (yrs)      0.14



Est'd Tons of Gravel    91,506

Est'd Tons of Sand      71,898



% Fe                     N/A



Agg. Size            % of Retained



Oversize                  23%

3/4"                      33%

1/2"                      42%

#4                        56%

Sand                      44%



Notes:



1. Holes were dug by an bucket excavator, random pit run samples taken from the middle of the CRV.

2. Water was noticed at depth identified, started seeping into the dug test hole.  It is assumed that water will fill upto that level.

3. Test holes #11 and #17 are not located on State leased property. Information is for rock quantity analysis of adjacent owner's property only.

4. Due to the limits of the backhoe digging depth, an extra 5 ft. of estimated rock bed depth was added to the actual measurement for calculating the estimated gravel life only. (if rock was at the bottom of the hole)

5. Agregate size sampling was performed by Elmore Sand & Gravel lab technician.

6. Used 102 lb/ft3 density for pit run material.

7. Estimated pit life based on 600 TPH production, 40 hours per week, 50 weeks per year.

8. Estimated tons of sand (or) gravel based on sample percentage.

9. Color codes: 1B (brown) 2BW (brown-white) 3M (mixed) 5W
(white)